UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 26, 2015

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, and is not deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 1.01 Entry into a Material Definitive Agreement.

LE Credit Facility

On June 22, 2015, Lazarus Energy, LLC, a Delaware corporation (“LE”) and wholly owned subsidiary of Blue Dolphin Energy Company (“Blue Dolphin”), entered into a Loan and Security Agreement with Sovereign Bank (“Sovereign”) as administrative agent and lender pursuant to which Sovereign agreed to make a term loan to LE in the principal amount of $25.0 million (the “LE Credit Facility”).  The LE Credit Facility is guaranteed under the Business & Industry Guaranteed Loan Program administered by the United States Department of Agriculture Rural Development.  The LE Credit Facility, which requires a monthly principal and interest payment, has a 19 year term with an interest rate based on the Wall Street Journal Prime Rate plus 2.75%.  Proceeds of the LE Credit Facility will primarily be used to construct new petroleum product storage tanks and expand the crude oil and condensate processing facility located in Nixon, Texas (the “Nixon Facility”), as well as refinance approximately $8.5 million of debt owed to American First National Bank.  Pursuant to a construction rider in the LE Credit Facility, proceeds will be placed in an escrow account whereby Sovereign will make advances for construction related expenses.

The LE Credit Facility is secured by: (i) a first lien on all Nixon Facility business assets (excluding accounts receivable and inventory), (ii) assignment of all Nixon Facility contracts, permits, and licenses, (iii) absolute assignment of Nixon Facility rents and leases, including tank rental income, (iv) a $1.0 million payment reserve account held by LE at Sovereign, and (v) a pledge of $5.0 million of a life insurance policy on Jonathan P. Carroll, President and Chief Executive Officer of Blue Dolphin (“Carroll”).  The LE Credit Facility contains representations and warranties, affirmative, restrictive, and financial covenants, as well as events of default which are customary for credit facilities of this type.  Repayment of funds borrowed and interest accrued under the LE Credit Facility is guaranteed by Blue Dolphin, LRM, Carroll, and Lazarus Energy Holdings, LLC (“LEH”), which owns approximately 81% of Blue Dolphin’s common stock.  Carroll is also the majority owner of LEH.

LRM Credit Facility

On June 22, 2015, Lazarus Refining & Marketing, LLC, a Delaware corporation (“LRM”) and wholly owned subsidiary of Blue Dolphin, entered into a Loan and Security Agreement with Sovereign as lender pursuant to which Sovereign agreed to make a term loan to LRM in the principal amount of $3.0 million (the “LRM Credit Facility”).  The LRM Credit Facility has a 6 month term with an interest rate based on the Wall Street Journal Prime Rate plus 2.75% or 6.00%, whichever is greater.  The LRM Credit Facility requires a monthly payment of interest with full payment of the outstanding principal due at maturity.  Proceeds of the LRM Credit Facility will be used to purchase certain process and ancillary equipment for the Nixon Facility.

The LRM Credit Facility is secured by: (i) a first lien on the equipment being purchased, (ii) a $1.5 million certificate of deposit at Sovereign, (iii) assignment of an easement agreement on land in Freeport, Texas, which is owned by Blue Dolphin Pipe Line Company, a wholly owned subsidiary of Blue Dolphin (iv) a second lien on all assets of LRM (excluding accounts receivable and inventory), and (v) a second lien and deed of trust on the Nixon Facility.  The LRM Credit Facility contains representations and warranties, affirmative, restrictive, and financial covenants, as well as events of default which are customary for credit facilities of this type.  Repayment of funds borrowed and interest accrued under the LRM Credit Facility is guaranteed by Blue Dolphin, LE, and Carroll.

The above summaries of the LE Credit Facility and LRM Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the respective loan documents, which are provided as exhibits to this Current Report Form 8-K and which are incorporated by reference into this Item 1.01.

Guaranty Fee Agreements

On June 22, 2015, Carroll entered into a Guaranty Fee Agreement with LE (the “LE Guaranty Fee Agreement”) dated June 22, 2015, in consideration for Carroll’s execution and delivery of a guaranty as security for and as a condition of the obligations of LE under the LE Credit Facility.  Pursuant to the LE Guaranty Fee Agreement, LE shall pay Carroll, as a guarantor, a guaranty fee equal to 2.00% per annum, paid monthly, of the outstanding principal balance owed under the LE Credit Facility.  Amounts payable to Mr. Carroll as the guaranty fee shall be paid at the end of each calendar month.

On June 22, 2015, Carroll also entered into a Guaranty Fee Agreement with LRM (the “LRM Guaranty Fee Agreement”) dated June 22, 2015, in consideration for Carroll’s execution and delivery of a guaranty as security for and as a condition of the obligations of LRM under the LRM Credit Facility and a Loan and Security Agreement (the “2014 Loan and Security Agreement”) dated May 2, 2014 between Sovereign and LRM.  Pursuant to the LRM Guaranty Fee Agreement, LRM shall pay Carroll, as a guarantor, a guaranty fee equal to 2.00% per annum, paid monthly, of the outstanding principal balance owed under the LRM Credit Facility and 2014 Loan and Security Agreement.  Amounts payable to Carroll as the guaranty fee shall be paid at the end of each calendar month.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Loan Agreement among Sovereign Bank, Lazarus Energy, LLC and Jonathan Pitts Carroll, Sr., Blue Dolphin Energy Company, Lazarus Refining & Marketing, LLC, and Lazarus Energy Holdings dated June 22, 2015.

10.2	Promissory Note between Lazarus Energy, LLC and Sovereign Bank for the principal sum of $25,000,000 dated June 22, 2015.
10.3	Security Agreement of Lazarus Energy, LLC in favor of Sovereign Bank dated June 22, 2015.
10.4	Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing for Lazarus Energy, LLC dated June 22, 2015.
10.5	Security Agreement of Lazarus Energy, LLC for the benefit of Lazarus Refining & Marketing, LLC dated June 22, 2015.
10.6	Loan and Security Agreement between Sovereign Bank and Lazarus Refining & Marketing, LLC dated June 22, 2015.
10.7	Promissory Note between Lazarus Refining & Marketing, LLC and Sovereign Bank for the principal sum of $3,000,000 dated June 22, 2015.
10.8	Pledge Agreement by Lazarus Refining & Marketing, LLC in favor of Sovereign Bank dated June 22, 2015.
10.9	Collateral Assignment executed by Blue Dolphin Pipe Line Company for the benefit of Sovereign Bank dated June 22, 2015.
10.10	Guaranty Agreement by Jonathan Pitts Carroll, Sr., Blue Dolphin Energy Company, Lazarus Energy, LLC and Sovereign Bank dated June 22, 2015.
10.11	Guaranty Fee Agreement between Jonathan P. Carroll and Lazarus Energy, LLC dated June 22, 2015.
10.12	Guaranty Fee Agreement between Jonathan P. Carroll and Lazarus Refining & Marketing, LLC dated June 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 26, 2015

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)